UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

Calypte Biomedical Corporation
     (Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

15875 SW 72nd Ave,  Portland, OR 97224

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A
         (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           On April 24, 2012, Kartlos Edilashvili, a member of the registrant’s Board of Directors, was elected as the Chief Financial Officer and Secretary of the registrant, replacing Adel Karas, who will continue as the registrant’s Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Edilashvili will receive a salary of $1.00 per year in his position. Mr. Edilashvili has served as a Vice President of the registrant, currently based in Dubai, U.A.E. and previously in Geneva, Switzerland, since August 2007. From 2005 to 2007 he was a Senior Technical Advisor of WAPMERR in Geneva. Prior thereto, he served as First Secretary for the Embassy of Georgia in Geneva. Mr. Edilashvili holds an MA in finances from Tbilisi State University in Georgia.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 27, 2012

Calypte Biomedical Corporation

By:	/s/ Adel Karas
Adel Karas
President and Chief Executive Officer